Exhibit 22.1

CHESAPEAKE ENERGY CORPORATION
SUBSIDIARY GUARANTORS OF
REGISTERED SECURITIES

The below chart lists the subsidiary guarantors of Chesapeake Energy Corporation’s 6.625% Senior Notes due 2020, 6.125% Senior Notes due 2021, 5.375% Senior Notes due 2021, 4.875% Senior Notes due 2022 and 5.75% Senior Notes due 2023 (together, the “Senior Notes”) as of March 31, 2020.

Subsidiary	Jurisdiction of Formation	Registered Security	Guarantor Status
Chesapeake AEZ Exploration, L.L.C.	Oklahoma	Senior Notes	Joint and Several, Fully and Unconditionally
Chesapeake Appalachia, L.L.C.	Oklahoma	Senior Notes	Joint and Several, Fully and Unconditionally
Chesapeake-Clements Acquisition, L.L.C.	Oklahoma	Senior Notes	Joint and Several, Fully and Unconditionally
Chesapeake E&P Holding, L.L.C.	Oklahoma	Senior Notes	Joint and Several, Fully and Unconditionally
Chesapeake Energy Louisiana, LLC	Oklahoma	Senior Notes	Joint and Several, Fully and Unconditionally
Chesapeake Energy Marketing, L.L.C.	Oklahoma	Senior Notes	Joint and Several, Fully and Unconditionally
Chesapeake Exploration, L.L.C.	Oklahoma	Senior Notes	Joint and Several, Fully and Unconditionally
Chesapeake Land Development Company, L.L.C.	Oklahoma	Senior Notes	Joint and Several, Fully and Unconditionally
Chesapeake Louisiana, L.P.	Oklahoma	Senior Notes	Joint and Several, Fully and Unconditionally
Chesapeake Midstream Development, L.L.C.	Oklahoma	Senior Notes	Joint and Several, Fully and Unconditionally
Chesapeake NG Ventures Corporation	Oklahoma	Senior Notes	Joint and Several, Fully and Unconditionally
Chesapeake Operating, L.L.C.	Oklahoma	Senior Notes	Joint and Several, Fully and Unconditionally
Chesapeake Plains, LLC	Oklahoma	Senior Notes	Joint and Several, Fully and Unconditionally
Chesapeake Royalty, L.L.C.	Oklahoma	Senior Notes	Joint and Several, Fully and Unconditionally
Chesapeake VRT, L.L.C.	Oklahoma	Senior Notes	Joint and Several, Fully and Unconditionally
CHK Energy Holdings, Inc.	Texas	Senior Notes	Joint and Several, Fully and Unconditionally
CHK Utica, L.L.C.	Delaware	Senior Notes	Joint and Several, Fully and Unconditionally
Compass Manufacturing, L.L.C.	Oklahoma	Senior Notes	Joint and Several, Fully and Unconditionally
EMLP, L.L.C.	Oklahoma	Senior Notes	Joint and Several, Fully and Unconditionally
Empress, L.L.C.	Oklahoma	Senior Notes	Joint and Several, Fully and Unconditionally

Exhibit 22.1

Empress Louisiana Properties, L.P.	Texas	Senior Notes	Joint and Several, Fully and Unconditionally
GSF, L.L.C.	Oklahoma	Senior Notes	Joint and Several, Fully and Unconditionally
MC Louisiana Minerals, L.L.C.	Oklahoma	Senior Notes	Joint and Several, Fully and Unconditionally
MC Mineral Company, L.L.C.	Oklahoma	Senior Notes	Joint and Several, Fully and Unconditionally
Midcon Compression, L.L.C.	Oklahoma	Senior Notes	Joint and Several, Fully and Unconditionally
Nomac Services, L.L.C.	Oklahoma	Senior Notes	Joint and Several, Fully and Unconditionally
Northern Michigan Exploration Company, L.L.C.	Michigan	Senior Notes	Joint and Several, Fully and Unconditionally
Sparks Drive SWD, Inc.	Delaware	Senior Notes	Joint and Several, Fully and Unconditionally
Winter Moon Energy Corporation	Oklahoma	Senior Notes	Joint and Several, Fully and Unconditionally